Exhibit 10.1

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is made and entered into as of January 22, 2026, by and between Oncotelic Therapeutics, Inc., a Delaware corporation (the “Company”), and Dr. vuong trieu, ceo of the company (“Holder”), with respect to the following facts:

A. In connection with the extra ordinary services for raising capital and achieving certain corporate milestones (“Corporate Milestones”), as described below, the Company grants and issues to the Holder 26,512 shares of the Company’s authorized but unissued Series A Convertible Preferred Stock par value $0.001 per share (the “Restricted Stock”), at a price of $100 per share of the Restricted Stock and convertible into 1,000 shares of common stock of the Company, par value $0.01 (the “Common Stock”), which Restricted Stock shall be earned as certain milestones are achieved and vested in the Holder. To clarify, if any or all of the Corporate Milestone(s) are not achieved, the Holder shall not be eligible to earn the Restricted Stock attributable to such Corporate Milestone(s) and Holder shall forfeit such shares of Restricted Stock. To clarify further, if the Holder achieves all the Corporate Milestones, the Holder shall be eligible to earn and receive a total of 26,512 shares of the Restricted Stock, which shall be convertible into a total of 26,512,000 shares of Common Stock. The issuance of Restricted Stock for Corporate Milestones 2, 3 and 4, which is approximately 4.99% of the current issued and outstanding common stock, shall be subject to a recalculation of the issuable number of shares. Upon the achievement of each milestone (as described below), the Company shall calculate 1.663% of its then-current total issued and outstanding Common Stock. If the number of Common Stock represented by 1.663% at the time of milestone achievement exceeds 7,362 Restricted Stock, the Company shall issue to the Holder additional shares equal to the difference between such calculated 1.663% and 7,362 Restricted Stock (the “Adjustment Shares”) in order to ensure that the Holder vested equity equals 1.663% of the Company’s Common Stock outstanding per milestone achieved.

B. In connection with the achievement of the Corporate Milestones, the Holder has agreed that the Restricted Stock will be subject further to the terms and conditions set forth in this Agreement.

C. The Company and the Holder have agreed to the Corporate Milestones and the Restricted Stock shall vest to the Holder at such time the Corporate Milestones are met by the Company:

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties to this Agreement hereby agree as follows:

1. Issuance of Restricted Stock.

(a) Issuance of Restricted Stock to Holder. The Company will issue the Restricted Stock to the Holder. The Company will update the Company’s capitalization table to reflect the issuance of the Restricted Stock. The Shares will be subject to vesting in accordance with Section 2 below.

(b) Escrow. The Company shall issue the Restricted Stock either (i) in certificate form or (ii) in book entry form, registered in the name of Holder, with legends, or notations, as applicable, referring to the terms, conditions and restrictions applicable to this Agreement. Any certificate(s) for the Restricted Stock shall be deposited in escrow with the Secretary of the Company (or his/her designee) to be held in accordance with the provisions of this paragraph. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form attached hereto as Exhibit A. Any deposited certificates shall remain in escrow until such time as the certificates are to be released or otherwise surrendered for cancellation as discussed below. All dividends whether in cash or in stock, if any, on the Restricted Stock shall also be held in escrow and subject to the same vesting terms and conditions as the Shares and such dividends shall only be paid to Holder upon vesting of the underlying shares of Restricted Stock. If and when Holder’s interest in the Restricted Stock vests, the Company shall, as applicable, either remove the notations on any such shares of Restricted Stock issued in book entry form or deliver to Holder a stock certificate representing a number of shares, equal to the number of shares of Restricted Stock with respect to which have become vested.

(c) Representations and Warranties. In connection with the receipt of the Restricted Stock, Holder represents and warrants to the Company that:

(i) The shares pursuant to this Agreement shall be acquired for Holder’s own account and not with a view to, or the intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws, and the Restricted Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

(ii) Holder is an officer of the Company, is sophisticated in financial matters and is able to evaluate the risks and benefits of the receipt of the Restricted Stock;

(iii) Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission, is sophisticated in financial matters and is able to evaluate the risks and benefits of the receipt of the Restricted Stock;

(iv) Holder is able to bear the economic risk of the Holder’s receipt of the Restricted Stock for an indefinite period of time because, among other things, the Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available;

(v) Holder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Restricted Stock and has had full access to such other information concerning the Company as Holder has requested;

(vi) this Agreement and each of the other agreements contemplated hereby constitute the legal, valid and binding obligation of Holder, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Holder does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Holder is a party or any judgment, order or decree to which Holder is subject;

(vii) Holder has had the opportunity to consult Holder’s own tax counsel and financial advisor as to the U.S. federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement and the Company Group have not made any representations regarding such tax consequences or benefits upon which Holder has relied; and

(viii) Holder is a resident of the State set forth in Holder’s address for notices in Section 4.

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2. Vesting of the Restricted Stock.

(a) The Restricted Stock shall be subject to vesting in the manner specified in this Section 2. The Restricted Stock shall be initially unvested and shall vest, as and when the Holder has successfully achieved the following Corporate Milestones, as follows:

(i) Milestone 1: Procuring the conversion of the Company’s outstanding $2,175,000 in 2023 PPM Notes into new Units (the “2025 Units”) with each 2025 Unit comprised of (a) a $25,000 note issued by the Company bearing annual interest at the rate of 12% and due and payable on the 2-year anniversary of the final closing of the offering and convertible into 250,000 shares of the Company’s Common Stock, plus (b) 250,000 two year warrants to purchase one share of the Company’s Common Stock at $0.12 per share. This milestone was achieved in connection with the closing of the private placement and 4,426 Shares of Restricted Stock, convertible into 4,426,000 shares of Common Stock have vested.

(ii) Milestone 2: The completion of an additional debt funding from Mast Hill in an amount of $350,000 or more, together with the Company’s market capitalization reaching $45 million. 7,362 shares of Restricted Stock, convertible into 7,362,000 shares of Common Stock, shall vest on achievement of this milestone, subject to adjustment as set forth in the recitals.

(iii) Milestone 3: The conversion of approximately $3.3 million of short term loans held by Autotelic, Inc., a related party in which Dr. Trieu is the chief executive officer, which are currently due and payable, into 2025 Units. 7,362 shares of Restricted Stock, convertible into 7,362,000 shares of Common Stock, shall vest on achievement of this milestone, subject to adjustment as set forth in the recitals.

(iv) Milestone 4: The repayment of $2,175,000 in notes underlying the 2025 Units. 7,362 Shares of Restricted Stock, convertible into 7,362,000 shares of Common Stock shall vest on achievement of this milestone, subject to adjustment as set forth in the recitals.

(b) In the event that the Holder voluntarily terminates his services as a director, officer or employee of the Company, then all vesting shall cease, and the Holder will surrender, without consideration, the portion of the Restricted Stock that remains unvested on the date of separation of service.

(c) In the event that the Holder’s service as a director, officer or employee of the Company is terminated by the Company without “Cause”, all shares of the Restricted Stock shall immediately become vested in full. “Cause” for purposes of this Agreement shall mean (i) “Cause” as defined in any employment agreement between the Company and the Holder, (ii) the material breach by the Holder of any of the terms of any employment or service agreement with the Company which is not cured within 15 days written notice to the Holder identifying the nature of the failure; (iii) gross negligence, a material breach by the Holder of his fiduciary duties or the commission by the Holder of an act of fraud or embezzlement or his misappropriation of any money or other assets or property (whether tangible or intangible) of the Company; (iv) the Holder’s engagement in conduct resulting in a material injury to the business, financial condition or operations of the Company; or (v) the conviction of, or plea of guilty or nolo contendere by, the Holder of a felony or any crime or civil violation involving moral turpitude.

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(d) In the event of a “Change on Control” of the Company prior to the anniversary of this Agreement, then all shares of the Restricted Stock shall immediately become vested in full. For purposes of this Agreement, “Change in Control” means (i) any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately prior to such transaction), (ii) the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary), (iii) the acquisition of beneficial ownership of a controlling interest (including, without limitation, power to vote) in the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended). A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

3. Tax Matters.

(a) Code Section 83(b) Election. Holder represents and warrants that Holder understands the Federal, state and local income tax consequences of the granting of this Restricted Stock. Holder may voluntarily elect to be taxed at the time the Restricted Stock is acquired to the extent that the fair market value of the Restricted Stock exceeds the amount of consideration paid by Holder (if any) for such Restricted Stock at that time rather than when such Restricted Stock ceases to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the issuance of the Restricted Stock. A form for making this election is attached as Exhibit B hereto. Failure to make this filing within the thirty (30) day period may result in the recognition of ordinary income by Holder as the forfeiture restrictions lapse. HOLDER ACKNOWLEDGES THAT IT IS HOLDER’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF HOLDER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HOLDER S BEHALF. MOREOVER, HOLDER IS RELYING SOLELY ON HOLDER’S OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE A CODE SECTION 83(b) ELECTION.

(b) Code Section 409A.

(i) The intent of the parties is that payments and benefits under this Agreement comply with or otherwise be exempt from Code Section 409A and the regulations and guidance promulgated thereunder (collectively, “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be either exempt from or in compliance therewith. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Holder by Code Section 409A or damages for failing to comply with Code Section 409A.

(ii) Notwithstanding any other provision to the contrary, in no event shall any payment under this Agreement that constitutes “deferred compensation” for purposes of Code Section 409A be subject to offset by any other amount unless otherwise permitted by Code Section 409A.

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4. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered by hand, (b) on the date of transmission, if delivered by confirmed electronic mail, or (c) on the first business day following the date of deposit, if delivered by guaranteed overnight delivery service, addressed as follows:

If to the Company:
Oncotelic Therapeutics, Inc.
29397 Agoura Road, Suite 107
Agoura Hills, CA 91301
Attention: Chief Financial Officer

If to Holder:	Vuong Trieu
4003 Jim Bowie
Agoura Hills, CA 91301

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

5. Transfers of Restricted Stock.

(a) Transfers in Violation of Agreement. Notwithstanding anything to the contrary set forth in this Agreement, in no event may any unvested shares of Restricted Stock be sold or transferred in any manner. The Holder may designate a beneficiary who will receive any outstanding vested shares of Restricted Stock in the event of the Holder’s death. Regardless of any marital property settlement agreement, the Company is not obligated to recognize the Holder’s spouse’s interest in the Restricted Stock in any way. Any transfer or attempted transfer of any portion of the Restricted Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Restricted Stock as the owner of such shares of Restricted Stock for any purpose.

(b) Legends. All certificates representing the Shares issued under this Award may, where applicable, have endorsed thereon the following legends and any other legends the Company determines appropriate:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

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6. Conversion Right.

(a)	The Holder shall have the right on any calendar day, at any time, on or following Issue Date, to convert all or any portion of the then outstanding Restricted Stock into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined below) determined as provided herein (a “Conversion”), by submitting to the Borrower or Borrower’s transfer agent a Notice of Conversion (as defined in this Note) by facsimile, e-mail or other reasonable means of communication dispatched on the date of conversion prior to 11:59 p.m. Pacific Standard time. Upon the written request of the Holder, the Company shall within two Trading Days issue to the Holder the number of shares of Common Stock issuable based on the conversion ratio as defined in Recital C to this Agreement.

(b)	Delivery of Common Stock Upon Conversion.

Upon receipt by the Company from the Holder of a Notice of Conversion meeting the requirements for conversion as provided in this Section, the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Shares in physical or book entry form within five (5) Trading Days after such receipt in lieu of the Restricted Stock.

7. General Provisions.

(c) Entire Agreement. This Agreement, together with any other documents incorporated herein by reference and all related exhibits and schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to its subject matter, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. The parties have voluntarily agreed to define their rights, liabilities and obligations exclusively in contract pursuant to the express terms and provisions of this Agreement. No party has relied on any other express or implied representation or warranty, either written or oral in connection with its entry into this Agreement, including any representation or warranty arising under statute or otherwise under law. In the event of any inconsistency between the statements in the body of this Agreement, and the related exhibits and schedules (other than an exception expressly set forth as such in the schedules), the statements in the body of this Agreement shall control.

(d) Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

(e) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

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(f) Interpretation. For the purposes of the Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (i) the meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires; (ii) where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning; (iii) the terms “hereof,” “herein,” “hereunder,” “hereby” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to the Agreement as a whole and not to any particular provision of the Agreement; (iv) the word “include,” “includes,” and “including” when used in the Agreement shall be deemed to be followed by the words “, without limitation,” unless otherwise specified; and (v) all references herein to “dollars” or “$” are to United States dollars. If any action under the Agreement is required to be done or taken on a day that is not a business day, then such action shall be required to be done or taken not on such day but on the first succeeding business day thereafter. Any reference in the Agreement to a statute refers to the statute, any amendments or successor legislation, and all regulations promulgated thereunder, as in effect at the relevant time.

(g) Assignment. Neither this Agreement nor any of the rights or obligations under this Agreement may be assigned by any party without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(h) No Third Party Beneficiaries. The parties do not intend to confer, and this Agreement shall not be construed to confer, any rights or benefits to any person, firm, group, corporation or entity other than the parties; provided, however, that this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(i) Choice of Law. The laws of the State of Delaware will govern all questions concerning the relative rights of the Company and their security holders and all other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  In any legal proceeding arising out of this Agreement the prevailing party shall be entitled to recover its reasonable attorney’s fees and costs.

(j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. Delivery of a signed Agreement by reliable electronic means, including facsimile, email, or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (including DocuSign) shall be an effective method of delivering the executed Agreement. This Agreement may be stored by electronic means and either an original or an electronically stored copy of this Agreement can be used for all purposes, including in any proceeding to enforce the rights and/or obligations of the parties to this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Award Agreement as of the Grant Date.

ONCOTELIC THERAPEUTICS, INC.

By:	/s/ AMIT SHAH
Name:	AMIT SHAH
Title:	CFO, ONCOTELIC THERAPEUTICS, INC.

/s/ VUONG TRIE
Name:	VUONG TRIEU

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Agreement dated as of [●], the undersigned hereby sells, assigns and transfers unto [●] [●] shares of the Common Stock of Oncotelic Therapeutics, Inc., a Delaware corporation, standing in the undersigned’s name on the books of said corporation, and does hereby irrevocably constitute and appoint [●] attorney-in-fact to transfer the said stock on the books of the said corporation with full power of substitution in the premises.

Dated: [●], 2026

EXHIBIT B

ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE

The undersigned taxpayer hereby elects, pursuant to § 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares.

1.	The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:

TAXPAYER’S NAME: _____________________________________________

TAXPAYER’S SOCIAL SECURITY NUMBER: __________________________

ADDRESS: ______________________________________________________

TAXABLE YEAR: Calendar Year 2025

2.	The property which is the subject of this election is __________ shares of Series A Convertible Preferred Stock, par value of $0.01 of Oncotelic Therapeutics, Inc.
3.	The property was transferred to the undersigned on [DATE].
4.	The property is subject to the following restrictions: [Describe restrictions.]
5.	The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in § 1.83-3(h) of the Income Tax Regulations) is: $_______ per share x ________ shares = $___________.
6.	For the property transferred, the undersigned paid $______ per share x _________ shares = $______________.
7.	The amount to include in gross income is $______________. [The result of the amount reported in Item 5 minus the amount reported in Item 6.]

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the property was transferred.

Dated:
Taxpayer